UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2008

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1522 217th Pl S.E., Suite 100, Bothell, Washington		98021
(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)             On January 11, 2008, Sonus Pharmaceuticals, Inc. entered into Severance/Change in Control Agreements (the “Agreements”) with Michael A. Martino, the Company’s Chief Executive Officer, and Alan Fuhrman, the Company’s Senior Vice President and Chief Financial Officer.  The Agreement with Mr. Martino amends and restates, in its entirety, the Change in Control Agreement entered into by and between the Company and Mr. Martino on October 10, 2003.  The Agreement with Mr. Fuhrman amends and restates, in its entirety, the Change in Control Agreement entered into by and between the Company and Mr. Fuhrman on September 15, 2004.

The Agreements provide that, upon termination of employment of either Mr. Martino or Mr. Fuhrman (i) voluntarily for good reason, (ii) involuntarily other than for cause, disability or death, or (iii) in connection with a change in control transaction, then, immediately upon such termination, the Company shall pay the terminated executive all accrued and unpaid base salary at the rate in effect as of the termination date and the deferred portion of any bonus which has, at that time, been declared but remains unpaid under any incentive compensation plan then in effect.  In addition, upon the execution of a general release of claims by the terminated executive, the Company shall pay, in the case of Mr. Martino, an amount equal to 2.99 multiplied by the highest annual base salary paid to Mr. Martino during the 12 months prior to the termination date, and, in the case of Mr. Fuhrman, an amount equal to the highest annual base salary paid to Mr. Fuhrman during the 12 months prior to the termination date.  The Company shall also provide the terminated executive group health insurance continuation coverage (COBRA) and the other non-cash health and welfare benefits in place on the termination date for a period of twelve months following the termination date.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by the Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Severance/Change in Control Agreement, dated January 11, 2008, between Sonus Pharmaceuticals, Inc. and Michael A. Martino

10.2	Severance/Change in Control Agreement, dated January 11, 2008, between Sonus Pharmaceuticals, Inc. and Alan Fuhrman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: January 17, 2008	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Severance/Change in Control Agreement, dated January 11, 2008, between Sonus Pharmaceuticals, Inc. and Michael A. Martino

10.2	Severance/Change in Control Agreement, dated January 11, 2008, between Sonus Pharmaceuticals, Inc. and Alan Fuhrman